AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

(Exact name of registrant as specified in charter)

NEW JERSEY	22-1212800
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 PARK PLAZA

NEWARK, NEW JERSEY 07102

(973) 430-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

DANIEL J. CREGG

EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

80 PARK PLAZA

NEWARK, NEW JERSEY 07102

(973) 430-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:

TAMARA L. LINDE, ESQUIRE

EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

80 PARK PLAZA

NEWARK, NEW JERSEY 07102

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement contains the following two separate prospectuses:

1. A form of prospectus to be used in connection with offerings by Public Service Electric and Gas Company of its First and Refunding Mortgage Bonds and Secured Medium-Term Notes.

2. A form of prospectus to be used in connection with offerings by Public Service Electric and Gas Company of its Senior Debt Securities.

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PROSPECTUS

First and Refunding Mortgage Bonds

Secured Medium-Term Notes

Public Service Electric and Gas Company (“PSE&G”) may offer from time to time, together or separately, one or more series of its First and Refunding Mortgage Bonds and/or Secured Medium-Term Notes.

When a particular series of First and Refunding Mortgage Bonds or Secured Medium-Term Notes is offered, PSE&G will prepare a prospectus supplement setting forth the particular terms of the offered securities. You should carefully read this prospectus, any prospectus supplement, any pricing supplement and any free writing prospectus relating to such offering and the documents incorporated by reference herein and therein before you make any decision to invest in any securities that may be offered.

The First and Refunding Mortgage Bonds and Secured Medium-Term Notes may be offered in amounts, at initial offering prices and on terms to be determined at the time of offering.

PSE&G will sell the First and Refunding Mortgage Bonds and Secured Medium-Term Notes as set forth in the “Plan of Distribution” in this prospectus or in accordance with the procedures set forth in any applicable prospectus supplement.

This prospectus may not be used to consummate sales of the securities without the delivery of one or more prospectus supplements or pricing supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in the First and Refunding Mortgage Bonds or Secured Medium-Term Notes involves risks. You should carefully consider the information in the section entitled “Risk Factors” contained in PSE&G’s most recently filed Annual Report on Form 10-K and its other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest.

The date of this prospectus is November 13, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PSE&G filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, PSE&G may, from time to time, sell the First and Refunding Mortgage Bonds (we refer to these bonds and other bonds issued or issuable under the Mortgage (as defined herein) as “Mortgage Bonds”) or our Secured Medium-Term Notes described in this prospectus in one or more offerings of one or more series. Each time PSE&G sells these securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering.

As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement including its exhibits and documents incorporated by reference. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of its provisions.

You should read this prospectus, and any prospectus supplement, free writing prospectus and pricing supplement, including in each case, information incorporated by reference together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information in any applicable prospectus supplement, pricing supplement or free writing prospectus or that is incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add to, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus and any prospectus supplement, any free writing prospectus and any pricing supplement relating to an offering. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus, any pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, prospects, financial condition, results of operations and cash flows may have changed since that date.

In this prospectus, unless otherwise stated, or the context otherwise requires, references to “PSE&G,” “we,” “us” and “our” are to Public Service Electric and Gas Company and its consolidated subsidiaries.

We sometimes refer to our First and Refunding Mortgage Bonds and our Secured Medium-Term Notes that may be offered under this prospectus collectively as the “Securities.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov, as well as on our website at investor.pseg.com. None of the information contained at any time on our website is incorporated by reference into this prospectus.

The SEC allows us to “incorporate by reference” documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the following documents filed with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2022;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and

•	Our Current Reports on Form 8-K filed on March 27, 2023 and August 7, 2023.

We also incorporate by reference any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of any particular offering, except, in each case, for Current Reports on Form 8-K containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K or the prospectus supplement or pricing supplement for such offering.

Certain of the documents incorporated by reference in this prospectus are combined documents that are separately filed by Public Service Enterprise Group Incorporated (“PSEG”) and PSE&G. Only information relating to PSE&G in such documents has been incorporated by reference in this prospectus.

You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

Vice President, Investor Relations

PSEG Services Corporation

80 Park Plaza, 4th Floor

Newark, NJ 07102

Telephone (973) 430-7000

FORWARD-LOOKING STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference statements about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the SEC, including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution projects;

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the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

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any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;

•	failure to attract and retain a qualified workforce;

•	inflation, including increases in the costs of equipment, materials, fuel and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and increases in funding requirements and pension costs;

•	fluctuations in, or third party default risk in wholesale power and natural gas markets;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

Additional information concerning these factors is set forth or referred to under “Risk Factors.”

All of the forward-looking statements made in this prospectus and the other offering materials are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this prospectus or other offering materials apply only as of the date of this prospectus or such other offering materials. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this prospectus and the other offering materials are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

We are a franchised public utility in New Jersey. We are also the provider of last resort for gas and electric commodity service for end users in our service territory. We earn revenues from our regulated rate tariffs under which we provide electric transmission and electric and natural gas distribution to residential, commercial and industrial (C&I) customers in our service territory. We also offer appliance services and repairs to customers throughout our service territory and invest in regulated solar generation projects and regulated energy efficiency (EE) and related programs in New Jersey.

We are subject to regulation by the New Jersey Board of Public Utilities (“BPU”), the Federal Energy Regulatory Commission (“FERC”) and other federal and New Jersey state regulators. Revenues for our electric transmission services are based upon tariffs approved by FERC. Revenues for our electric distribution and gas delivery services are based upon tariffs approved by the BPU.

PSE&G is a New Jersey corporation and all of its common stock is owned by PSEG. Its principal office is located at 80 Park Plaza, Newark, New Jersey 07102 and its telephone number is 973-430-7000.

RISK FACTORS

Before making a decision to invest in the securities described in this prospectus, prospective investors should carefully consider the risks described in PSE&G’s most recently filed Annual Report on Form 10-K and its other periodic reports filed with the SEC and incorporated by reference into this prospectus, as well as those risks that may be included in the applicable prospectus supplement, free writing prospectus or pricing supplement. Such factors could have a material adverse effect on our business, prospects, financial position, results of operations or cash flows and on the trading price of our securities. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf, of us. See “Forward-Looking Statements.”

USE OF PROCEEDS

Unless we state otherwise in the prospectus supplement for a particular offering, the net proceeds from the sale of the Mortgage Bonds and Secured Medium-Term Notes will be added to our general funds and will be used for general corporate purposes, including the redemption or refunding of our outstanding indebtedness.

DESCRIPTION OF THE MORTGAGE BONDS

The Mortgage Bonds are to be issued under and secured by the indenture dated August 1, 1924, between us and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association, as successor to Fidelity Union Trust Company), as Trustee (the “Mortgage Trustee”), as amended and supplemented by the supplemental indentures now in effect and, for each series of such Mortgage Bonds, a new supplemental indenture to be dated the first day of the month in which such series of the Mortgage Bonds are issued (the “New Supplements”). The indenture, supplemental indentures and the form of supplemental indenture are hereinafter collectively called the “Mortgage” and are filed as exhibits to the registration statement of which this prospectus is a part. The following description summarizes the material provisions of the Mortgage. It does not, however, describe every aspect of the Mortgage and the Mortgage Bonds. For a complete statement of such provisions, reference is made to the above-mentioned Exhibits and to the particular Articles and Sections of the Mortgage. A copy of the Mortgage, including a proposed New Supplement, may be inspected at the office of the Mortgage Trustee at 333 Thornall St., 4th Fl, Edison, NJ 08837. Each time we sell Mortgage Bonds, we will also provide a prospectus supplement that will contain specific information about the terms of that offering. In this section, references to “PSE&G,” “we,” “our” and “us” refer to Public Service Electric and Gas Company without its consolidated subsidiaries.

Mortgage Bonds will be issuable only in fully registered form in denominations of $1,000 and any multiple thereof. Mortgage Bonds will be transferable, and the several denominations thereof will be exchangeable for Mortgage Bonds of other authorized denominations, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Mortgage does not contain any covenant or other provision that specifically is intended to afford holders of the Mortgage Bonds protection in the event of a highly leveraged or similar transaction.

The Mortgage and the Mortgage Bonds will be governed by, and construed in accordance with, the laws of the State of New Jersey.

Interest, Maturity and Payment

See the prospectus supplement for the applicable series of Mortgage Bonds.

Redemption

See the prospectus supplement for the applicable series of Mortgage Bonds.

Lien and Security

Mortgage Bonds sold pursuant to this prospectus will be secured by the lien of the Mortgage equally and proportionately with all other Mortgage Bonds. The Mortgage is a first lien on all of our property and franchises now owned or hereafter acquired (except cash, accounts and bills receivable, merchandise bought, sold or manufactured for sale in the ordinary course of business, stocks, bonds or other corporate obligations or securities, other than those now or hereafter specifically pledged thereunder, not acquired with the proceeds of Mortgage Bonds) (the effectiveness of the after-acquired property clause being subject to certain possible exceptions under New Jersey law which we do not regard as of practical importance), subject only (i) to liens for taxes, assessments and governmental charges and other liens, encumbrances and rights, none of which liens, encumbrances or rights, in our opinion, materially affects the use of the mortgaged property or the value thereof as security for the Mortgage Bonds, (ii) to the lien of the Mortgage Trustee for compensation, expenses and indemnity to which it may be entitled under the Mortgage and (iii) as to after-acquired property, to encumbrances, if any, existing thereon at the time of acquisition.

Under New Jersey law, the State of New Jersey owns in fee simple for the benefit of the public schools all lands now or formerly flowed by the tide up to the mean high-water line, unless it has made a valid conveyance of its interest in such property. Because of uncertainties raised as to possible claims of State ownership, an amendment to the New Jersey Constitution was adopted in the General Election held November 3, 1981 which provides that lands formerly tidal-flowed, but which were not then tidal-flowed at any time for a period of forty years, were not subject to State claims unless the State has specifically defined and asserted a claim within the one year of the adoption of the amendment. As a result, in May 1982 the State published maps of the eastern (Atlantic) coast of New Jersey depicting claims to portions of many properties, including certain properties owned by us. We believe we have good title to such properties and will vigorously defend our title, or will obtain such grants from the State as may ultimately be required. The cost to acquire any such grants may be covered by title insurance policies. Assuming that all of such State claims were determined adversely to us, they would relate to land, which, together with the improvements thereon, would amount to less than 1% of net utility plant in service. Maps depicting State claims to property on the western (Delaware River) side of New Jersey were not published. However, we believe we have obtained all necessary grants from the State for our improved properties along the Delaware River.

The after-acquired property clause may not be effective as to property acquired subsequent to the filing of a petition with respect to us under the Federal Bankruptcy Code.

Our property subject to the lien of the Mortgage consists principally of our transmission lines, distribution lines, switching stations and substations, and our gas production plants and gas distribution facilities, and includes our undivided interests as a tenant in common without right of partition in jointly-owned gas production facilities and electric transmission lines.

Issuance of Mortgage Bonds

Mortgage Bonds may be authenticated and delivered in a principal amount not exceeding 60% of the cost or fair value to us (whichever is less) of additions or permanent improvements to the mortgaged property within 250 miles of Newark, New Jersey, after deducting the cost of property permanently abandoned and the difference between the cost and the net amount realized on the sale of property sold at a price to net less than half of its cost; but only if our unconsolidated net earnings (before income taxes, amortization of debt discount and expense, and fixed charges), for twelve consecutive months within the fifteen months preceding the application for the authentication of such additional Mortgage Bonds, shall have been at least twice our fixed charges, including interest on the Mortgage Bonds applied for. The principal amount of additional Mortgage Bonds which may be issued on account of the acquisition of property subject to prior liens is that amount which might be issued if there were no such liens, less the principal amount of obligations secured by such liens and not then deposited with the Mortgage Trustee.

Mortgage Bonds may also be authenticated and delivered under the Mortgage from time to time, in a principal amount equal to the principal amount of Mortgage Bonds (excluding Mortgage Bonds retired through a sinking fund or by the application of the proceeds of released property) or certain prior debt bonds purchased, paid, refunded or retired by us and deposited with the Mortgage Trustee, upon such deposit.

Mortgage Bonds may also be issued:

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in a principal amount not exceeding the amount of cash deposited by us with the Mortgage Trustee, to be subsequently withdrawn on account of additions or improvements or as otherwise permitted by the Mortgage, upon compliance with the conditions which, at the time of withdrawal, would authorize the authentication of Mortgage Bonds in an amount equal to the cash withdrawn; or

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in a principal amount not exceeding the principal amount of matured or maturing Mortgage Bonds or prior debt bonds, to provide for the payment or purchase thereof, within 12 months before maturity (including a maturity resulting from a call for redemption) or at or after maturity, provided that cash equal to the principal amount of the Mortgage Bonds so issued is simultaneously deposited with the Mortgage Trustee in exchange therefor.

All new Mortgage Bonds will be issued under one of the above provisions.

Maintenance and Depreciation Provisions

We must maintain the useful physical property subject to the Mortgage in good and businesslike working order and condition and make all needful and proper repairs, replacements and improvements thereto. We must also maintain a reserve for renewals and replacements, reasonable according to the current standard practice of gas and electric utility companies or as approved or fixed by the BPU.

The New Supplements will contain no maintenance provisions with respect to new Mortgage Bonds.

Dividend Restrictions

So long as there remain outstanding any Mortgage Bonds (other than the Bonds of the 5% Series due 2037 and the 8% Series due 2037), we may not pay any dividend on our common stock other than dividends payable in shares of such stock, or make any other distribution thereon or purchase or otherwise acquire for value any such stock, if such action would reduce our earned surplus below $10,000,000 less all amounts on our books on December 31, 1948, which shall have been thereafter required to be removed, in whole or in part, therefrom by charges to earned surplus pursuant to any order or rule of any regulatory body thereafter entered.

Amendment of Mortgage

The Mortgage may be modified by us and the Mortgage Trustee with the consent of the holders of 85% in principal amount of the Mortgage Bonds then outstanding (as defined in the Mortgage for such purposes), including, if the modification affects less than all series of Mortgage Bonds outstanding, the holders of 85% in principal amount of the outstanding Mortgage Bonds of each series affected, and excluding Mortgage Bonds owned or controlled by us or by parties owning at least 10% of our outstanding voting stock. No such change, however, may alter the interest rate, redemption price or date, maturity date, or amount payable at maturity of any outstanding Mortgage Bond or conflict with the Trust Indenture Act of 1939 as then in effect (the “TIA”).

Release and Substitution of Property

Cash proceeds of released property held by the Mortgage Trustee:

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may be paid to us to reimburse us for the full cost or fair value, whichever be less, of additions or improvements permitted under the Mortgage to be used as the basis for the issuance of additional Mortgage Bonds, without any net earnings requirement;

•	may be paid to us in an amount equal to the principal amount of Mortgage Bonds or certain prior debt bonds purchased, paid, refunded or retired by us and deposited with the Mortgage Trustee;

•	may be invested in obligations of the United States; or

•	may be utilized by the Mortgage Trustee for the purchase or redemption of Mortgage Bonds at the lowest prices obtainable.

The Mortgage Trustee must release pledged prior debt bonds of any issue if all prior debt bonds of such issue have been pledged and there is no lien on any of the mortgaged property senior to the lien of the Mortgage but junior to the lien of the prior debt bonds to be released. The Mortgage Trustee must release franchises surrendered and structures removed or abandoned by us pursuant to a legal requirement or an agreement with a state or political subdivision thereof.

Certain additional provisions as to the release of property are referred to above under “— Issuance of Mortgage Bonds” and “— Maintenance and Depreciation Provisions.”

Defaults

The following constitute events of default under the Mortgage:

•	default in the payment of the principal of any Mortgage Bonds or prior debt bonds;

•	default, continued for three months, in the payment of interest on any Mortgage Bonds or in the payment of any installment of any sinking fund provided for any series of Mortgage Bonds;

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default, continued for three months after written notice to us from the Mortgage Trustee or the holders of 5% in principal amount of the outstanding Mortgage Bonds, in the observance or performance of any other covenant or condition in the Mortgage; and

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the adjudication of PSE&G as bankrupt, the appointment of a receiver for us or our property or the approval of a petition for our reorganization under the Federal Bankruptcy Code, if no appeal from such action is taken within 30 days, or on the same becoming final.

The holders of 25% in principal amount of the Mortgage Bonds then outstanding (or a majority in principal amount of the Mortgage Bonds of any series in default, if default occurs in payments due with respect to Mortgage Bonds of less than all series) may require the Mortgage Trustee to take all steps needful for the protection and enforcement of the rights of the Mortgage Trustee and of the holders of Mortgage Bonds. The holders of 76% in principal amount of the Mortgage Bonds then outstanding have the right to direct and control the action of the Mortgage Trustee in any judicial or other proceedings to enforce the Mortgage.

If a default in the payment of principal, interest or sinking fund installment affects exclusively the Mortgage Bonds of one or more series, the holders of a majority of the outstanding Mortgage Bonds of the series so affected may require the Mortgage Trustee to accelerate the maturity of such Mortgage Bonds and also may require the Mortgage Trustee to take other action for the protection of such bondholders.

Certificate of Compliance

The Mortgage does not require us to furnish to the Mortgage Trustee any periodic evidence as to the absence of default or as to compliance with the terms of the Mortgage. However, pursuant to the provisions of the TIA, we are required to certify to the Mortgage Trustee, not less than annually, our compliance with all conditions and covenants under the Mortgage.

Concerning the Paying Agent

U.S. Bank Trust Company, National Association, the Mortgage Trustee, is a paying agent under the Mortgage. We maintain other normal banking relationships with an affiliate of U.S. Bank Trust Company, National Association. See “— The Mortgage Trustee” below.

Book-Entry Mortgage Bonds

Mortgage Bonds of a series may be issued, in whole or in part, in global form (a “Global Security”) that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Mortgage Bonds represented by a Global Security may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in the prospectus supplement, Mortgage Bonds that are represented by a Global Security will be issued in denominations of $1,000 and multiples thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Mortgage Bonds represented by a Global Security will be made by us to the Mortgage Trustee, and then by the Mortgage Trustee to the depositary.

We anticipate that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, that such Global Securities will be registered in the name of DTC’s nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Mortgage Bonds represented by such Global Security for all purposes under the Mortgage. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Mortgage Bonds represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Mortgage Bonds in certificated form and will not be considered the owners or holders thereof under the Mortgage. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

If

•	DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;

•	we determine, in our sole discretion, not to have any Mortgage Bonds represented by one or more Global Securities; or

•	an event of default under the Mortgage has occurred and is continuing,

then we will issue individual Mortgage Bonds in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Mortgage Bonds in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Mortgage Bonds in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Mortgage Bonds so issued in certificated form will be issued in denominations of $1,000 or multiples thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between its direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC rules applicable to its participants are on file with the SEC.

Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Mortgage Bonds under DTC’s system must be made by or through direct participants, which will receive a credit for those Mortgage Bonds on DTC’s records. The beneficial ownership interest of each actual purchaser of each Mortgage Bond represented by a Global Security (“beneficial owner”) is in turn to be recorded on the records of the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Security representing Mortgage Bonds are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners of a Global Security representing Mortgage Bonds will not receive certificates representing their ownership interests in a Global Security, except in the event that use of the book-entry system for those Mortgage Bonds is discontinued.

To facilitate subsequent transfers, all Global Securities representing Mortgage Bonds deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co. (“Cede”), or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Global Securities representing the Mortgage Bonds; DTC’s records reflect only the identity of the direct participants to whose accounts such Mortgage Bonds are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices will be sent to DTC. If less than all of the Mortgage Bonds within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.

Neither DTC nor Cede (nor any other nominee of DTC) will consent or vote with respect to the Global Securities representing Mortgage Bonds unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts book-entry securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and dividend payments on the Global Securities representing the Mortgage Bonds will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the Mortgage Trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Mortgage Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Mortgage Trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

If applicable, a beneficial owner will give notice of any option to elect to have its Mortgage Bonds purchased or tendered, through its participant, to the Mortgage Trustee, and will effect delivery of such Mortgage Bonds by causing the direct participant to transfer the participant’s interest in the Global Security representing those Mortgage Bonds, on DTC’s records, to the Mortgage Trustee. The requirement for physical delivery of

Mortgage Bonds in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Global Security representing those Mortgage Bonds are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered Mortgage Bonds to the Mortgage Trustee’s account with DTC.

DTC may discontinue providing its services as depositary with respect to Mortgage Bonds at any time by giving reasonable notice to us or the Mortgage Trustee. Under those circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Mortgage Bonds issued as Global Securities will be direct participants in DTC.

None of any underwriter or agent, the Mortgage Trustee, the paying agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation and Removal of Mortgage Trustee

The Mortgage Trustee may resign or be removed with respect to one or more series of Mortgage Bonds and a successor Mortgage Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Mortgage Trustee with respect to different series of Mortgage Bonds under the Mortgage, each such Mortgage Trustee shall be a Mortgage Trustee of a trust thereunder separate and apart from the trust administered by any other such Mortgage Trustee, and any action described herein to be taken by the Mortgage Trustee may then be taken by each such Mortgage Trustee with respect to, and only with respect to, the one or more series of Mortgage Bonds for which it is Mortgage Trustee.

The Mortgage Trustee

We maintain ordinary banking relationships with an affiliate of U.S. Bank Trust Company, National Association, including credit facilities and lines of credit. U.S. Bank Trust Company, National Association also serves as trustee under the indenture dated December 1, 2000 with respect to our senior unsecured debt securities and under other indentures under which we or our affiliates are the obligors.

DESCRIPTION OF THE SECURED MEDIUM-TERM NOTES

The Secured Medium-Term Notes will be issued under the Indenture of Trust, dated as of July 1, 1993 (the “Note Indenture”), between us and The Bank of New York Mellon (successor to The Chase Manhattan Bank (National Association)), as trustee (the “Note Trustee”). The Note Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The following description summarizes the material provisions of the Note Indenture. It does not, however, describe every aspect of the Note Indenture and the Secured Medium-Term Notes. For a complete statement of such provisions, reference is made to the above-mentioned Exhibit and to the particular Articles and Sections of the Note Indenture. A copy of the Note Indenture may be inspected at the office of the Note Trustee at 240 Greenwich Street, New York, NY 10286. Each time we sell Secured Medium-Term Notes, we will also provide a prospectus supplement that will contain specific information about the terms of that offering. In this section, references to “we,” “our” and “us” refer to Public Service Electric and Gas Company without its consolidated subsidiaries.

Except as may otherwise be provided in any applicable prospectus supplement or pricing supplement, each Secured Medium-Term Note will have the following terms and provisions:

General

The Note Indenture provides that the Secured Medium-Term Notes of any series may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement relating to each series of Secured Medium-Term Notes will specify the following terms:

•	the date of issue;

•	the stated maturity date, which will be a date ranging from 1 year to 30 years from the date of issue;

•	the interest rate;

•	the date(s) on which interest shall be payable and related regular record date(s) if other than as referred to below;

•	any optional redemption provisions;

•	the purchase price, specified as a percentage of the principal amount thereof;

•	issuance in book-entry or certificated form; and

•	any other applicable material provisions not otherwise described herein.

Unless otherwise specified in the applicable prospectus supplement, the Secured Medium-Term Notes will be issued in United States dollars in minimum denominations of $1,000 or in any amount in excess thereof that is an integral multiple of $1,000, except that the denomination of any Secured Medium-Term Note issued in the form of a Global Note (as defined herein) will not exceed the maximum amount as may be specified by the Depository (as defined herein) from time to time. Unless otherwise specified in the applicable prospectus supplement, interest will be payable semi-annually in arrears on January 1 and July 1 of each year (each, an “Interest Payment Date”) and on the stated maturity date or date of earlier redemption (the “Maturity Date”) and the regular record date relating to an Interest Payment Date other than the Maturity Date will be June 15 and December 15, respectively (each, a “Regular Record Date”).

We have designated the Note Trustee as the paying agent and registrar of the Secured Medium-Term Notes. The Secured Medium-Term Notes may be transferred or exchanged at the office of the Note Trustee referred to above. No service charge will be made to register any transfer or exchange of the Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Note Indenture does not contain any covenant or other provision that specifically is intended to afford the registered holders of the Secured Medium-Term Notes special protection in the event of a highly leveraged or similar transaction.

The Note Indenture and the Secured Medium-Term Notes will be governed by, and construed in accordance with, the laws of the State of New Jersey.

Interest Rates and Payments

Each Secured Medium-Term Note shall bear interest from its date of issue at the rate indicated in the applicable prospectus supplement or pricing supplement; provided, however, that the interest rate on any Secured Medium-Term Note shall not exceed 10% per annum. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the date of issue; provided, however, that the first payment of interest on any Secured Medium-Term Note originally issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such succeeding Regular Record Date. Each payment of interest will include interest accrued from and including the date of issue or the immediately preceding Interest Payment Date to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest will be payable on an Interest Payment Date other than the Maturity Date to the registered holder in whose name such Secured Medium-Term Note is registered at the close of business on the applicable Regular Record Date, while interest payable on the Maturity Date will be payable to the person to whom the principal thereof is payable. If interest on an Interest Payment Date other than the Maturity Date is not timely paid when due, the Note Trustee shall establish a special record date at the time when funds become available for payment of interest on the applicable Secured Medium-Term Note, and interest on such Secured Medium-Term Note shall be payable to the person in whose name such Secured Medium-Term Note is registered at the close of business on such special record date.

We anticipate that the Secured Medium-Term Notes will be issued only in the form of one or more Global Notes. The principal of, and premium, if any, and interest on, any Global Note will be paid in the manner described below in “— Book-Entry System”. We may also issue Secured Medium-Term Notes in certificated form. Interest on any Secured Medium-Term Note issued in certificated form will be payable on an Interest Payment Date other than the Maturity Date by check payable in clearinghouse or similar next-day funds and mailed on such Interest Payment Date to the registered holder entitled thereto at such registered holder’s address as it appears as of the close of business on the Regular Record Date relating to such Interest Payment Date in the register for the Secured Medium-Term Notes maintained by the Note Trustee; provided, however, that each registered holder of one or more Secured Medium-Term Notes in an aggregate principal amount of $10,000,000 or more (whether or not having identical or different terms and provisions) will be entitled to receive such payments of interest on such date by wire transfer of immediately available funds to a bank within the continental United States or by direct deposit into the account of such registered holder if such account is maintained with the Note Trustee or any paying agent, provided that appropriate wire transfer instructions have been received by the Note Trustee from such registered holder at least five Business Days (as defined herein) prior to the applicable Interest Payment Date. The principal of, and premium, if any, and interest on, any Secured Medium-Term Note issued in certificated form which is due on the Maturity Date will be payable in immediately available funds upon presentation and surrender of such Secured Medium-Term Note on the Maturity Date at the office of the Note Trustee referred to above.

If an Interest Payment Date or the Maturity Date for a Secured Medium-Term Note falls on a day that is not a Business Day, principal, premium, if any, and interest payable with respect to such Interest Payment Date or the Maturity Date, as the case may be, will be paid on the next succeeding Business Day, and no interest will accrue with respect to such required payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. “Business Day” means each day other than a Saturday or Sunday which is not a day on which banking institutions or trust companies in The City of New York are obligated or authorized by law or executive order to close.

Mandatory Redemption

The Secured Medium-Term Notes will be subject to mandatory redemption by us at any time that, pursuant to the provisions of Section 4C of Article Eight of the Mortgage, the proceeds of released property or other moneys held by the Mortgage Trustee are applied to the redemption of the Pledged Bond (as defined herein) that services and secures the particular series of Secured Medium-Term Notes. For purposes of determining which of our Mortgage Bonds are subject to such mandatory redemption, the Mortgage Trustee shall consider the stated annual interest rate of the Pledged Bond and not the weighted average interest rate of the outstanding Secured Medium-Term Notes. The redemption price of the Secured Medium-Term Notes in such cases shall be 100% of the principal amount thereof plus accrued interest to the date fixed for redemption. See “Description of Pledged Bond—Redemption.” In case of such redemption, the Note Trustee will give notice of redemption by mail to the registered holders of Secured Medium-Term Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. If less than all of the Secured Medium-Term Notes of the particular series are to be redeemed, the Note Trustee shall select the particular Secured Medium-Term Notes to be redeemed in such manner as it shall deem appropriate and fair.

Optional Redemption

The applicable prospectus supplement or pricing supplement will specify the additional terms, if any, upon which the Secured Medium-Term Notes may otherwise be redeemed by us. In such case, unless otherwise specified in the applicable prospectus supplement, the Note Trustee will give notice of redemption by mail to the registered holders of Secured Medium-Term Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. However, in the event that any premium would be due in connection with any Secured Medium-Term Notes to be called for redemption, the Note Trustee is prohibited from calling such Notes for redemption unless we have deposited with the Note Trustee the amount of the premium that would be due and payable on the date fixed for redemption.

Security

Each series of Secured Medium-Term Notes will be serviced and secured equally and ratably by a series of our Mortgage Bonds (the “Pledged Bond”), in an aggregate principal amount equal to the amount of Secured Medium-Term Notes issued and pledged by us and delivered to the Note Trustee in accordance with the Note Indenture. The Pledged Bond services and secures the payment of the principal of, and interest on, the Secured Medium-Term Notes; provided, however, that the Pledged Bond neither services nor secures any premium due in respect of such Secured Medium-Term Notes. The principal amount of the Pledged Bond deemed outstanding will at all times be equal to the outstanding principal amount of the Secured Medium-Term Notes that it services and secures. The Pledged Bond will be deemed to bear interest corresponding to the required payments of interest in respect of such Secured Medium-Term Notes. Payments of principal and interest in respect of the Secured Medium-Term Notes will constitute payments on the Pledged Bond. Each Pledged Bond constitutes a separate series of our Mortgage Bonds, all of which are secured by a lien on substantially all of the property owned by us. The registered holders of the Secured Medium-Term Notes will be entitled to the benefits of the security afforded by such lien on such property only upon the occurrence of an event of default under the Mortgage and acceleration of the principal of our Mortgage Bonds in accordance with the Mortgage. Accordingly, upon the occurrence of an Event of Default under the Note Indenture other than one relating to the acceleration of the principal of the Mortgage Bonds in accordance with the Mortgage, the registered holders of the Secured Medium-Term Notes will not be entitled to take any action with respect to the property securing the Pledged Bond. See “Description of the Pledged Bond.”

Events of Default

The Note Indenture provides that the following shall constitute “Events of Default” with respect to any series of Secured Medium-Term Notes:

•	default in the payment of principal of, or premium, if any, on, any Secured Medium-Term Note of any series when due and payable;

•	default in the payment of interest on any Secured Medium-Term Note of any series when due and payable which continues for 30 days;

•

default in the performance or breach of any other covenant or agreement of ours in the Secured Medium-Term Notes of any series or in the Note Indenture and the continuation thereof for 60 days after written notice to us as provided in the Note Indenture;

•	the occurrence of an event of default under the Mortgage and acceleration of the principal of our Mortgage Bonds in accordance with the Mortgage; and

•	certain events of bankruptcy, insolvency or reorganization.

If an Event of Default, other than one relating to an event of default under the Mortgage, occurs and is continuing, either the Note Trustee or the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of such series may declare the principal amount of all Secured Medium-Term Notes of such series to be due and payable immediately. At any time after an acceleration of the Secured Medium-Term Notes of such series has been declared, but before a judgment or decree for the immediate payment of the principal amount of such Secured Medium-Term Notes has been obtained and so long as all of our Mortgage Bonds have not been accelerated, the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of such series may, under certain circumstances, rescind and annul such acceleration and its consequences. If an Event of Default relating to the acceleration of the principal of the Mortgage Bonds in accordance with the Mortgage occurs, the principal of all of the Secured Medium-Term Notes, together with interest accrued thereon, shall become due and payable immediately without the necessity of any action by the Note Trustee or the holders of any Secured Medium-Term Notes; provided, however, that a rescission and annulment of the declaration that our Mortgage Bonds outstanding under the Mortgage be due and payable prior to their stated maturities shall constitute a waiver of such Event of Default and of its consequences.

The Note Indenture contains a provision entitling the Note Trustee, subject to the duty of the Note Trustee during default to act with the required standard of care, to be indemnified by the registered holders of the Secured Medium-Term Notes of any series before proceeding to exercise any right or power under the Note Indenture with respect to such series at the request of such registered holders. The Note Indenture provides that no registered holders of Secured Medium-Term Notes of any series may institute any proceedings, judicial or otherwise, to enforce the Note Indenture except in the case of failure of the Note Trustee, for 60 days, to act after it has received a written request to enforce such Note Indenture by the registered holders of at least 25% in aggregate principal amount of the then outstanding Secured Medium-Term Notes of such series and an offer of reasonable indemnity. This provision will not prevent any registered holder of Secured Medium-Term Notes from instituting any proceedings to enforce payment of the principal thereof (and premium, if any) and interest thereon at the respective due dates thereof. The registered holders of a majority in aggregate principal amount of the Secured Medium-Term Notes of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or exercising any trust or power conferred on it with respect to the Secured Medium-Term Notes of such series, provided that such direction shall not be in conflict with any rule of law or with the Note Indenture or the Secured Medium-Term Notes of any series, shall not involve the Note Trustee in personal liability and shall not be unjustly prejudicial to registered holders of the Secured Medium-Term Notes of such series not joining therein. See “— Voting of Pledged Bond.”

The Note Indenture provides that the Note Trustee, within 90 days after the occurrence of a default with respect to any series of Secured Medium-Term Notes, is required to give the registered holders of the Secured Medium-Term Notes of such series notice of such default, unless such default has been waived or cured.

Certificate of Compliance

Pursuant to the TIA, we are required to certify to the Note Trustee, not less than annually, our compliance with all conditions and covenants under the Note Indenture.

Voting of Pledged Bond

The Note Trustee, as the holder of the Pledged Bond pledged by us in accordance with the Note Indenture, shall attend any meeting of bondholders under the Mortgage as to which it receives due notice. Either at such meeting, or otherwise where any action, amendment, modification, waiver or consent to or in respect of the Mortgage or the Pledged Bond issued under the Mortgage (sometimes referred to as a “proposed action”) is sought without a meeting, the Note Trustee shall vote each series of Pledged Bond held by it as described below. The Note Trustee may agree to any proposed action without the consent of or notice to the registered holders of Secured Medium-Term Notes of any series where such proposed action would not adversely affect the registered holders of such series of Secured Medium-Term Notes. In the event that any proposed action would adversely affect the registered holders of any series of outstanding Secured Medium-Term Notes, the Note Trustee shall not vote the Pledged Bond that services and secures such series of Secured Medium-Term Notes without notice to and the approval of the registered holders of at least 66 2/3 % in aggregate principal amount of the Secured Medium-Term Notes of such series. Notwithstanding the foregoing, the Note Trustee shall not, without unanimous consent of the registered holders of outstanding Secured Medium-Term Notes of any series, consent to any proposed action which would (i) decrease the amount payable on any Pledged Bond held by the Note Trustee, (ii) change the Interest Payment Dates or the Maturity Dates of any Pledged Bond, or (iii) require unanimous consent of the holders of the Mortgage Bonds outstanding under the Mortgage.

Consolidation, Merger and Transfer of Assets

Under the Note Indenture, we may not consolidate with or merge into any corporation, or transfer our properties or assets substantially as an entirety to any person, unless:

•

the successor corporation or transferee is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes our obligations in the Secured Medium-Term Notes and the Note Indenture;

•	after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

•	certain other conditions are met.

Modification and Waiver

Modifications of and amendments to the Note Indenture may be made by us and the Note Trustee with the consent of the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby:

•	change the stated maturity date of the principal of, or reduce the rate or extend the time of payment of interest on, any Secured Medium-Term Note;

•	reduce the principal amount of, or any premium on, any Secured Medium-Term Note;

•	change the place or currency of payment of the principal of (or premium, if any) or interest on any Secured Medium-Term Note;

•	change the date on which any Secured Medium-Term Note may be redeemed;

•	impair the right to institute suit for the enforcement of any required payment on or with respect to any Secured Medium-Term Note;

•	impair the security interest under the Note Indenture in any Pledged Bond; or

•

reduce the percentage of the aggregate principal amount of the outstanding Secured Medium-Term Notes of any series the consent of whose registered holders is required for modification or amendment of the Indenture or for waiver of certain defaults except to increase such percentage or to provide that certain other provisions of the Note Indenture cannot be modified or waived without the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby.

The Note Indenture also contains provisions permitting us and the Note Trustee, without the consent of any registered holders of Secured Medium-Term Notes, to enter into supplemental indentures, in form satisfactory to the Note Trustee, for any of the following purposes:

•	to evidence the succession of another corporation to us and the assumption by such successor of our obligations and covenants in the Note Indenture and the Secured Medium-Term Notes;

•

to add to our covenants for the benefit of the registered holders of all or any series of Secured Medium-Term Notes (and if such covenants are to be for the benefit of less than all series of Secured Medium-Term Notes, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon us;

•

to change or eliminate any of the provisions of the Note Indenture, provided that any such change or elimination shall become effective only when there is no Secured Medium-Term Note outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of Secured Medium-Term Notes of any series as otherwise permitted by the Note Indenture;

•

to evidence and provide for the acceptance of appointment under the Note Indenture by a successor Note Trustee with respect to the Secured Medium-Term Notes and to add to or change any of the provisions of the Note Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Note Trustee;

•

to cure any ambiguity, to correct or supplement any provision in the Note Indenture which may be defective or inconsistent with any other provision of the Note Indenture, or to make any other provisions with respect to matters or questions arising under the Note Indenture which shall not be inconsistent with any provision of the Note Indenture, provided such other provisions shall not adversely affect the interests of the registered holders of Secured Medium-Term Notes of any series in any material respect;

•

to modify, eliminate or add to the provisions of the Note Indenture to such extent as shall be necessary to effect the qualification of the Note Indenture under the TIA or under any similar federal statute and to add to the Note Indenture such other provisions as may be expressly required under the TIA;

•	to grant to or confer upon the Note Trustee for the benefit of the registered holders of one or more series of Secured Medium-Term Notes any additional rights, remedies, powers or authority;

•	to permit the Note Trustee to comply with the law;

•	to define or specify the duties, responsibilities and relationships of and among the Note Trustee and any authenticating or paying agent; or

•	to make any other change that is not prejudicial, in our judgment, to the Note Trustee or the registered holders of any Secured Medium-Term Notes.

The registered holders of a majority in aggregate principal amount of the Secured Medium-Term Notes of any series may, on behalf of all registered holders of the Secured Medium-Term Notes of such series, waive any past default or Event of Default except

•	with respect to an Event of Default relating to an event of default under the Mortgage;

•	a default in the payment of principal of, or premium, if any, or interest on, any Secured Medium-Term Note of such series; or

•	a default in respect of a covenant or provision the modification or amendment of which would require the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby.

Satisfaction and Discharge

The Note Indenture provides that we will be discharged from any and all obligations in respect of any series of Secured Medium-Term Notes (except for certain obligations such as obligations to register the transfer or exchange of Secured Medium-Term Notes of such series, replace stolen, lost or mutilated Secured Medium-Term Notes of such series and certain other matters) if, among other things, we irrevocably deposit with the Note Trustee, in trust for the benefit of registered holders of Secured Medium-Term Notes of such series, money or United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to make all payments of principal of, and premium, if any, and interest on, the Secured Medium-Term Notes of such series on the dates such payments are due in accordance with the terms of the Note Indenture and the Secured Medium-Term Notes of such series. Thereafter, the registered holders of Secured Medium-Term Notes of such series must look only to such deposit for payment of the principal of, and premium, if any, and interest on, Secured Medium-Term Notes of such series.

Concerning the Note Trustee

We maintain ordinary banking relationships with The Bank of New York Mellon, the Note Trustee, including credit facilities and lines of credit. The Bank of New York Mellon also serves as trustee under other indentures under which we or our affiliates are the obligor.

Book-Entry System

The Secured Medium-Term Notes may be issued, in whole or in part, in global form (a “Global Note”) that will be deposited with, or on behalf of, DTC (the “Depository”) and registered in the name of the Depository’s nominee. A Global Note may represent one or more Secured Medium-Term Notes of the same series, provided that all Secured Medium-Term Notes represented by a Global Note will bear interest at the same rate and have the same date of issue, stated maturity date, optional redemption terms, if any, and other variable terms. Except as set forth below, a Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor. For more information on the Depository, see “Description of the Mortgage Bonds—Book-Entry Mortgage Bonds.”

DESCRIPTION OF THE PLEDGED BOND

One Pledged Bond will be issued under and secured by the Mortgage with respect to each series of Secured Medium-Term Notes. For a description of the Mortgage, see “Description of the Mortgage Bonds.” Each Pledged Bond will constitute a series of our Mortgage Bonds. In this section, references to “we,” “our” and “us” refer to Public Service Electric and Gas Company without its consolidated subsidiaries.

The Pledged Bond will be issued initially to the Note Trustee and will be issuable only in fully registered form in any denomination authorized by us. The Pledged Bond will be transferable and the several denominations thereof will be exchangeable for Bonds of other authorized denominations but of the same series and aggregate principal amount, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Interest, Maturity and Payment

Interest on the Pledged Bond shall accrue at a fixed rate per annum stated in the applicable prospectus supplement computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears on January 1 and July 1 of each year, subject to receipt of certain credits against principal and interest and such obligations as set forth below.

In addition to any other credit, payment or satisfaction to which we are entitled with respect to the Pledged Bond, we shall be entitled to credits against amounts otherwise payable in respect of the Pledged Bond in an amount corresponding to

•	the principal amount of any of our Secured Medium-Term Notes issued under the Note Indenture secured thereby surrendered to the Note Trustee by us, or purchased by the Note Trustee, for cancellation;

•

the amount of money held by the Note Trustee and available and designated for the payment of principal or redemption price (other than premium) of, and/or interest on, the Secured Medium-Term Notes secured thereby, regardless of the source of payment to the Note Trustee of such moneys; and

•	the amount by which principal of and interest due on the Pledged Bond exceeds principal of and interest due on the Secured Medium-Term Notes secured thereby.

The Note Trustee shall make notation on the Pledged Bond of any such credit.

Redemption

The Pledged Bond shall be subject to redemption prior to maturity under the conditions and upon payment of the amounts as may be specified in the following conditions:

•

at any time in whole or in part at our option upon receipt by the Mortgage Trustee of written certification by us and the Note Trustee that the principal amount of the Secured Medium-Term Notes then outstanding under the Note Indenture is not in excess of such principal amount of the Pledged Bond as shall remain pledged to the Note Trustee after giving effect to such redemption; or

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at any time by the application of any proceeds of released property or other money held by the Mortgage Trustee and which, pursuant to the Mortgage, are applied to the redemption of the Pledged Bond, upon payment of 100% of the principal amount thereof, together with interest accrued to the redemption date, provided that any such payment shall be subject to receipt by us of certain credits against such obligations as set forth above; or

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automatically upon any failure to pay the principal of any Secured Medium-Term Notes then outstanding under the Note Indenture when due, on their stated maturity date or earlier redemption or repayment date, in a principal amount of Pledged Bonds equal to the principal amount of such Secured Medium-Term Notes, in each case, at a price equal to 100% of the principal amount thereof, together with accrued interest, if applicable.

PLAN OF DISTRIBUTION

Mortgage Bonds

We may sell the Mortgage Bonds directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

•	the terms of the offering of the Mortgage Bonds;

•	the proceeds we will receive from the offering;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which we may list the Mortgage Bonds.

We may distribute the Mortgage Bonds from time to time in one or more transactions at:

•	a fixed price;

•	prices that may be changed;

•	market prices at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We will describe the method of distribution in the relevant prospectus supplement.

If we use underwriters with respect to an offering of the Mortgage Bonds, we will set forth in the relevant prospectus supplement:

•	the name of the managing underwriter, if any;

•	the names of any other underwriters; and

•	the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

The underwriters will acquire any Mortgage Bonds for their own accounts and they may resell the Mortgage Bonds from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any Mortgage Bonds will:

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entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

•	subject the obligations of the underwriters to certain conditions precedent; and

•	obligate the underwriters to purchase all Mortgage Bonds offered in a particular offering if any such Mortgage Bonds are purchased.

If we use a dealer in an offering of the Mortgage Bonds, we will sell such Mortgage Bonds to the dealer, as principal. The dealer may then resell the Mortgage Bonds to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the relevant prospectus supplement.

If we use an agent in an offering of the Mortgage Bonds, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the relevant prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

Secured Medium-Term Notes

If we sell Secured Medium-Term Notes, we will offer them on a continuing basis through such agents as we shall designate, each of which will be required to agree to use its reasonable best efforts to solicit purchases of the Secured Medium-Term Notes. The Secured Medium-Term Notes may also be sold to an agent as principal for reoffering as described below. We will have the sole right to accept offers to purchase Secured Medium-Term Notes and may reject any proposed purchase of Secured Medium-Term Notes in whole or in part. Each agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Secured Medium-Term Notes through it in whole or in part. We will pay a commission to an agent, depending upon maturity, at the rate or rates stated in the applicable prospectus supplement for each Secured Medium-Term Note sold through such agent.

Unless otherwise specified in the applicable prospectus supplement, any Secured Medium-Term Note sold to an agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Secured Medium-Term Note of identical maturity. Such Secured Medium-Term Note may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to certain dealers. Resales of Secured Medium-Term Notes by an agent to a dealer may be made at a discount, which will not be in excess of the discount to be received by such agent from us. After the initial public offering of Secured Medium-Term Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

General Information

Dealers and agents named in a prospectus supplement may be considered underwriters of the Mortgage Bonds or Secured Medium-Term Notes described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act.

If underwriters are used in the sale of Mortgage Bonds or if Secured Medium-Term Notes are sold to agents as principal to be resold to investors and other purchasers, to facilitate the offering, the underwriters or agents may engage in transactions that stabilize, maintain or otherwise affect the price of such Mortgage Bonds or Secured Medium-Term Notes. Specifically, the underwriters or agents may over-allot in connection with the offering, creating a short position in such Mortgage Bonds or Secured Medium-Term Notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of such Mortgage Bonds or Secured Medium-Term Notes, the underwriters or agents may bid for, and purchase, such Mortgage Bonds or Secured Medium-Term Notes in the open market. Finally, in any offering of Mortgage Bonds or Secured Medium-Term Notes through a syndicate of underwriters or agents, the syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such Mortgage Bonds or Secured Medium-Term Notes in the offering, if the syndicate repurchases previously distributed Mortgage Bonds or Secured Medium-Term Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of such Mortgage Bonds or Secured Medium-Term Notes above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.

In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

We may solicit offers to purchase the Mortgage Bonds or Secured Medium-Term Notes and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement. We may also sell the Mortgage Bonds or Secured Medium-Term Notes through competitive bidding procedures described in the relevant prospectus supplement.

If we authorize underwriters or our agents to solicit offers to purchase the Mortgage Bonds or Secured Medium-Term Notes from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement.

Each series of Mortgage Bonds or Secured Medium-Term Notes will be a new issue and will have no established trading market. We may elect to list any series of new Mortgage Bonds or Secured Medium-Term Notes on an exchange, but unless we advise you differently in the relevant prospectus supplement, we have no obligation to cause any Mortgage Bonds or Secured Medium-Term Notes to be so listed. Any underwriters or agents to or through whom we sell Mortgage Bonds or Secured Medium-Term Notes for public offering and sale may make a market in the Mortgage Bonds or Secured Medium-Term Notes, but will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the development or maintenance of, any trading markets for any Mortgage Bonds or Secured Medium-Term Notes.

We will estimate our expenses associated with any offering of Mortgage Bonds or Secured Medium-Term Notes in the relevant prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the legality of the Mortgage Bonds and Secured Medium-Term Notes will be passed on for us by Tamara L. Linde, Esquire, our Executive Vice President and General Counsel, or John C. Walmsley, Esquire, Associate Counsel of our affiliate, PSEG Services Corporation, each of whom may rely on the opinion of Ballard Spahr LLP, of Philadelphia, Pennsylvania, as to matters of Pennsylvania law. Sidley Austin LLP, New York, New York, will act as counsel for any underwriters, agents or dealers and may rely on the opinion of Ms. Linde or Mr. Walmsley as to matters of New Jersey law and on the opinion of Ballard Spahr LLP as to matters of Pennsylvania law. Ms. Linde and Mr. Walmsley each beneficially owns or has rights to acquire an aggregate of less than 0.01% of PSEG’s common stock. Sidley Austin LLP has from time to time represented, and continues to represent, PSE&G and its affiliates in connection with certain unrelated legal matters.

Mr. Walmsley has reviewed the statements in this prospectus as to the lien of the Mortgage securing the Mortgage Bonds under “Description of the Mortgage Bonds — Lien and Security” (except insofar as they relate to the lien of the Mortgage on our property located in Pennsylvania). Such statements insofar as they relate to the lien of the Mortgage on our property located in Pennsylvania have been reviewed by Ballard Spahr LLP. The statements as to liens and encumbrances on our property are based in part on title insurance policies and reports and searches obtained from companies engaged in the business of insuring title to real estate in New Jersey and from a company engaged in the business of insuring title to real estate in Pennsylvania, and on certificates or opinions of local counsel in Pennsylvania deemed by Ballard Spahr LLP to be reliable and competent. All the statements made or referred to in this paragraph, as to matters of law and legal conclusions, are made in reliance upon Mr. Walmsley and Ballard Spahr LLP, respectively.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from PSE&G’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Senior Debt Securities

Public Service Electric and Gas Company (“PSE&G”) may offer from time to time, together or separately, one or more series of its unsecured senior debt securities (the “Debt Securities”). The Debt Securities will rank equally with all of its other unsubordinated and unsecured indebtedness.

When a particular series of Debt Securities is offered, PSE&G will prepare a prospectus supplement setting forth the particular terms of the offered Debt Securities. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus relating to such offering, and the documents incorporated by reference herein and therein before you make any decision to invest in the Debt Securities.

The Debt Securities may be offered in amounts, at initial offering prices and on terms to be determined at the time of offering.

PSE&G will sell the Debt Securities directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If any such agents, underwriters or dealers are involved in the sale of the Debt Securities in respect of which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable agent’s commission, underwriter’s discount or dealer’s purchase price and the net proceeds to PSE&G from such sale will be set forth in, or may be calculated on the basis set forth in, the applicable prospectus supplement. See “Plan of Distribution” for possible indemnification arrangements for any such agents, underwriters and dealers.

This prospectus may not be used to consummate sales of the Debt Securities without the delivery of one or more prospectus supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in the Debt Securities involves risks. You should carefully consider the information in the section entitled “Risk Factors” contained in PSE&G’s most recently filed Annual Report on Form 10-K and its other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest.

The date of this prospectus is November 13, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PSE&G filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, PSE&G may, from time to time, sell the Debt Securities described in this prospectus in one or more offerings of one or more series. Each time PSE&G sells Debt Securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering.

As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement including its exhibits and documents incorporated by reference. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of its provisions.

You should read this prospectus and any prospectus supplement and free writing prospectus including, in each case, information incorporated by reference together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information in any prospectus supplement or free writing prospectus or that is incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add to, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus and any prospectus supplement and any free writing prospectus relating to an offering. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, prospects, financial condition, results of operations and cash flows may have changed since that date.

In this prospectus, unless otherwise stated, or the context otherwise requires, references to “PSE&G,” “we,” “us” and “our” are to Public Service Electric and Gas Company and its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov, as well as on our website at investor.pseg.com. None of the information contained at any time on our website is incorporated by reference into this prospectus.

The SEC allows us to “incorporate by reference” documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the following documents filed with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2022;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and

•	Our Current Reports on Form 8-K filed on March 27, 2023 and August 7, 2023.

We also incorporate by reference any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of any particular offering of Debt Securities, except, in each case, for Current Reports on Form 8-K containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K or the prospectus supplement for such offering.

Certain of the documents incorporated by reference in this prospectus are combined documents that are separately filed by Public Service Enterprise Group Incorporated (“PSEG”) and PSE&G. Only information relating to PSE&G in such documents has been incorporated by reference in this prospectus.

You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

Vice President, Investor Relations

PSEG Services Corporation

80 Park Plaza, 4th Floor

Newark, NJ 07102

Telephone (973) 430-7000

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FORWARD-LOOKING STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference statements about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the SEC, including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution projects;

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the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

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any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;

•	failure to attract and retain a qualified workforce;

•	inflation, including increases in the costs of equipment, materials, fuel and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and increases in funding requirements and pension costs;

•	fluctuations in, or third party default risk in wholesale power and natural gas markets;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

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•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

Additional information concerning these factors is set forth or referred to under “Risk Factors.”

All of the forward-looking statements made in this prospectus and the other offering materials are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this prospectus or other offering materials apply only as of the date of this prospectus or such other offering materials. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this prospectus and the other offering materials are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

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PUBLIC SERVICE ELECTRIC AND GAS COMPANY

We are a franchised public utility in New Jersey. We are also the provider of last resort for gas and electric commodity service for end users in our service territory. We earn revenues from our regulated rate tariffs under which we provide electric transmission and electric and natural gas distribution to residential, commercial and industrial (C&I) customers in our service territory. We also offer appliance services and repairs to customers throughout our service territory and invest in regulated solar generation projects and regulated energy efficiency (EE) and related programs in New Jersey.

We are subject to regulation by the New Jersey Board of Public Utilities (“BPU”), the Federal Energy Regulatory Commission (“FERC”) and other federal and New Jersey state regulators. Revenues for our electric transmission services are based upon tariffs approved by FERC. Revenues for our electric distribution and gas delivery services are based upon tariffs approved by the BPU.

PSE&G is a New Jersey corporation and all of its common stock is owned by PSEG. Its principal office is located at 80 Park Plaza, Newark, New Jersey 07102 and its telephone number is 973-430-7000.

RISK FACTORS

Before making a decision to invest in the securities described in this prospectus, prospective investors should carefully consider the risks described in PSE&G’s most recently filed Annual Report on Form 10-K and its other periodic reports filed with the SEC and incorporated by reference into this prospectus, as well as those risks that may be included in the applicable prospectus supplement, free writing prospectus or pricing supplement. Such factors could have a material adverse effect on our business, prospects, financial position, results of operations or cash flows and on the trading price of our securities. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf, of us. See “Forward-Looking Statements.”

USE OF PROCEEDS

Unless we state otherwise in the prospectus supplement for a particular offering, the net proceeds from the sale of the Debt Securities will be added to our general funds and will be used for general corporate purposes.

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DESCRIPTION OF THE DEBT SECURITIES

We may issue our Debt Securities from time to time. The Debt Securities will be issued under an Indenture (the “Indenture”) dated as of December 1, 2000 between us and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association, as successor to First Union National Bank), as Trustee (the “Trustee”). The Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). The material provisions of the Indenture have been summarized below. This summary is not complete. You should read the Indenture for provisions that may be important to you. In the summary below, references to section numbers of the Indenture are included so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indenture. Parenthetical references below are to the Indenture or to the TIA, as applicable. The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New Jersey. In this section, references to “we,” “our” and “us” refer to Public Service Electric and Gas Company without its consolidated subsidiaries.

General

The Debt Securities will be our unsecured obligations. They will rank equally with all of our other unsecured and unsubordinated indebtedness. The Indenture (Section 301) provides that the Debt Securities which are the subject of this prospectus and any of our additional unsecured debt securities, unlimited as to aggregate principal amount, may be issued in one or more series thereunder, in each case as authorized from time to time by or pursuant to authority granted by our Board of Directors. Debt Securities issued under the Indenture are herein collectively referred to, when a single trustee is acting for all debt securities issued under the Indenture, as the “Indenture Securities.” We have the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of such series (unless such reopening was restricted when such series was created).

Provisions Applicable to Particular Series

The Indenture provides that any Debt Securities proposed to be sold pursuant to this prospectus and an accompanying prospectus supplement, which we sometimes refer to as “Offered Securities,” as well as other of our unsecured debt securities, may be issued under the Indenture in one or more series, as authorized by us from time to time. The particular terms of such Offered Securities and any modifications of or additions to the general terms of the Debt Securities as described in this prospectus that may be applicable in the case of the Offered Securities will be described in the prospectus supplement. Accordingly, for a description of the terms of any Offered Securities, you should refer to both the prospectus supplement for that series and the description of Debt Securities set forth in this prospectus.

You should refer to the prospectus supplement for the following information for each particular series of Offered Securities:

•	The title of such Debt Securities;

•	The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series;

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If other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined;

•	The date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable;

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•

The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue or the method by which such date or dates will be determined, the date or dates on which such interest, if any, will be payable and the Regular Record Date or Dates, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which any such date will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

The date or dates on which or the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at our option and whether we are to have that option;

•

Our obligation, if any, to redeem, repay or purchase such Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the other terms and conditions upon which, such Debt Securities will be so redeemed, repaid or purchased;

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Whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether such Debt Securities will be issuable initially in temporary global form, whether any such Debt Securities will be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities are to be issuable as a global security, the identity of the depositary for such Debt Securities;

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Whether the amount of payments of principal of (or premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more currencies, commodities, equity indices or other indices) and the manner in which such amounts will be determined;

•

The place or places, if any, other than or in addition to The City of New York, where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where any Registered Securities may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange, where Debt Securities of a series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices or demands to or upon us in respect of such Debt Securities and the Indenture may be served;

•

The denomination or denominations in which such Debt Securities will be issuable, if other than $1,000, or any integral multiple thereof, in the case of Registered Securities and $5,000 in the case of Bearer Securities;

•	If other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

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The date as of which any Bearer Securities of the series and any temporary Debt Security issued in global form representing Outstanding Securities of the series will be dated if other than the date of original issuance of the first Debt Security of the series to be issued;

•

The applicability, if at all, to such Debt Securities of the provisions of Article Fourteen of the Indenture described under “— Satisfaction and Discharge, Defeasance and Covenant Defeasance” and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article;

•	The Person to whom any interest on any Registered Security of the series will be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is

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registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Debt Security issued in global form will be paid if other than in the manner provided in the Indenture;

•

If such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

•

Whether and under what circumstances we will pay Additional Amounts, as contemplated by Section 1004 of the Indenture, on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option);

•	The provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified;

•

Any deletions from, modifications of or additions to the Events of Default or covenants with respect to such Debt Securities (which Events of Default or covenants are consistent with the Events of Default or covenants set forth in the general provisions of the Indenture);

•

Whether such Debt Securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable; and

•	Any other terms of such Debt Securities.

If applicable, the prospectus supplement will also set forth a discussion of any material United States federal income tax considerations relevant to the Debt Securities being offered.

For purposes of this prospectus, any reference to the payment of principal of (or premium, if any) or interest, if any, on such Debt Securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such Debt Securities.

Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”). Any material United States federal income tax and other considerations pertaining to any such Original Issue Discount Securities will be discussed in the applicable prospectus supplement.

The Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Indenture Securities. See also “— Resignation and Removal of Trustee” herein. At a time when two or more Trustees are acting under the Indenture, each with respect to only certain series, the term Indenture Securities, as used herein, will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of Indenture Securities for which it is Trustee. If two or more Trustees are acting under the Indenture, then the Indenture Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

The general provisions of the Indenture do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction. Reference is made to the prospectus supplement for information with respect to any deletions

8

from, modifications of or additions to the Events of Default or the covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Registration and Transfer

Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. The Indenture also provides that Debt Securities of a series may be issuable in global form. (Section 203) See “— Book-Entry Debt Securities.” Unless otherwise provided in the prospectus supplement, Debt Securities denominated in U.S. dollars (other than Global Securities, which may be of any denomination) are issuable in denominations of $1,000, or any integral multiples of $1,000 (in the case of Registered Securities), and in the denomination of $5,000 (in the case of Bearer Securities). (Section 302) Unless otherwise indicated in the prospectus supplement, Bearer Securities will have interest coupons attached. (Section 201)

Registered Securities will be exchangeable for other Registered Securities of the same series. If (but only if) provided in the prospectus supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in the prospectus supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

Registered Securities of a series may be presented for registration of transfer and Debt Securities of a series may be presented for exchange

•	at each office or agency required to be maintained by us for payment of such series as described in “— Payment and Paying Agents,” and

•

at each other office or agency that we may designate from time to time for such purposes. No service charge will be made for any transfer or exchange of Debt Securities, but we may require payment of any tax or other governmental charge payable in connection therewith. (Section 305)

We will not be required to:

•

issue, register the transfer of or exchange Debt Securities selected for redemption during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part;

•

exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or

•

issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid. (Section 305)

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Payment and Paying Agents

Unless otherwise provided in the prospectus supplement, principal, premium, if any, and interest, if any, and Additional Amounts, if any, on Registered Securities will be payable at any office or agency to be maintained by us in Newark, New Jersey and New York, New York, except that at our option, other than in respect of Debt Securities issued in global form, interest (including Additional Amounts, if any) may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 301, 1001 and 1002) Unless otherwise provided in the prospectus supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

If Debt Securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, unless otherwise provided in the prospectus supplement, we will be required to maintain an office or agency (i) outside the United States at which, subject to any applicable laws and regulations, the principal of (and premium, if any) and interest, if any, on such series will be payable and (ii) in The City of New York for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the limited circumstances described below, but not otherwise); provided that, if required in connection with any listing of such Debt Securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such Debt Securities in any city located outside the United States required by such stock exchange. (Section 1002) The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of (and premium, if any) and interest, if any, on Bearer Securities may be paid by wire transfer to an account maintained by the Person entitled thereto with a bank located outside the United States. (Sections 307 and 1002) Unless otherwise provided in the prospectus supplement, payment of installments of interest on any Bearer Securities on or before Maturity will be made only against surrender of coupons for such interest installments as they severally mature. (Section 1001) Unless otherwise provided in the prospectus supplement, no payment with respect to any Bearer Security will be made at any office or agency we maintain in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of our Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Events of Default

The following will constitute Events of Default under the Indenture with respect to Debt Securities of any series (Section 501):

•

default in the payment of any interest on or of any coupon upon or any Additional Amounts payable in respect of any Debt Security of that series or of any coupon appertaining thereto and continuance of such default for a period of 30 days;

•

default in the payment of the principal of (or premium, if any, on) any Debt Security of that series when the same becomes due and payable, whether at its maturity, earlier redemption or repayment or otherwise;

•	default in the deposit of any sinking fund payment when due by the terms of any Debt Security of that series;

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•	default in the performance, or breach, of any covenant or agreement of ours in the Indenture with respect to any Debt Security of that series, continued for 60 days after written notice to us;

•	certain events in bankruptcy, insolvency or reorganization affecting us; and

•	any other Event of Default provided with respect to Debt Securities of that series.

We are required to file with the Trustee, annually, an officer’s certificate as to our compliance with all conditions and covenants under the Indenture. (Section 1005) The Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of a series of any default (except payment defaults on such Debt Securities of that series) if it considers it in the interest of the holders of Debt Securities and coupons of such series to do so. (Section 601)

If an Event of Default with respect to Debt Securities of a series has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series due and payable immediately. (Section 502)

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default with respect to Debt Securities of a series has occurred and is continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of Debt Securities of that series, unless such holders have offered such Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 507 and TIA Section 315) Subject to certain exceptions, the holders of a majority in principal amount of the Outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

The holders of a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of the holders of all Debt Securities of such series and any related coupons, waive any past default under the Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts payable in respect of any Debt Security of such series or any related coupons or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of such series affected thereby. (Section 513)

Merger or Consolidation

The Indenture provides that we may not consolidate with or merge with or into any other corporation or convey or transfer our properties and assets as an entirety or substantially as an entirety to any Person, unless (i) either we are the continuing corporation or such corporation or Person assumes by supplemental indenture all of our obligations under the Indenture and the Indenture Securities issued thereunder, (ii) immediately after the transaction no default shall exist and (iii) we and the successor Person have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance or transfer and the supplemental indenture comply with the Indenture and that all conditions precedent provided in the Indenture have been complied with. (Section 801)

Modification or Waiver

Modification and amendment of the Indenture may be made by us and the Trustee with the consent of the holders of a majority in principal amount of all Outstanding Indenture Securities that are affected by such

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modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Outstanding Indenture Security affected thereby, among other things:

•	change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any such Indenture Security;

•	reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, any such Indenture Security;

•	change any of our obligations to pay Additional Amounts in respect of any such Indenture Security;

•

reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or provable in bankruptcy;

•	adversely affect any right of repayment at the option of the holder of any such Indenture Security;

•	change the place of payment of principal of, or any premium or interest on, any such Indenture Security;

•	impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or on or after any Redemption Date or Repayment Date therefor;

•	adversely affect any right to convert or exchange any Indenture Security;

•

reduce the percentage in principal amount of such Outstanding Indenture Securities, the consent of whose holders is required to amend or waive compliance with certain provisions of the Indenture or to waive certain defaults thereunder;

•	reduce the requirements for voting or quorum described below; or

•

modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Indenture Security affected thereby. (Section 902)

The holders of a majority in aggregate principal amount of Outstanding Indenture Securities have the right to waive our compliance with certain covenants in the Indenture. (Section 1006)

Modification and amendment of the Indenture may be made by us and the Trustee thereunder, without the consent of any holder, for any of the following purposes:

•	to evidence the succession of another Person to us as obligor under the Indenture;

•

to add to our covenants for the benefit of the holders of all or any series of Indenture Securities issued under the Indenture (and if such covenants are to be for the benefit of less than all series of Indenture Securities, stating that such covenants are expressly being included solely for the benefit of such series) and any related coupons or to surrender any right or power conferred upon us by the Indenture;

•

to add Events of Default for the benefit of the holders of all or any series of Indenture Securities (and if such Events of Default are to be for the benefit of less than all series of Indenture Securities, stating that such Events of Default are expressly being included solely for the benefit of such series);

•

to add to or change any provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, Bearer Securities, or to permit or facilitate the issuance of Indenture Securities in uncertificated form, provided that any such actions do not adversely affect the holders of such Indenture Securities or any related coupons;

•

to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no Indenture Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provisions;

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•	to secure the Indenture Securities under the Indenture pursuant to the requirements of Section 801, or otherwise;

•	to establish the form or terms of the Indenture Securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

•

to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interests of holders of Indenture Securities of any series or any related coupons in any material respect; or

•

to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Indenture Securities, provided that such action shall not adversely affect the interests of the holders of any such Indenture Securities and any related coupons in any material respect. (Section 901)

In determining whether the holders of the requisite principal amount of Outstanding Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of Indenture Securities, (i) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (ii) the principal amount of an Indexed Security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the Indenture and (iii) Indenture Securities owned by us or any other obligor upon the Indenture Securities or any Affiliate of ours or of such other obligor shall be disregarded. (Section 101)

The Indenture contains provisions for convening meetings of the holders of Indenture Securities of a series if Indenture Securities of that series are issuable as Bearer Securities. (Section 1501) A meeting may be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the Outstanding Indenture Securities of that series, in any such case upon notice given as provided in the Indenture. (Section 1502) Except for any consent that must be given by the holder of each Indenture Security affected thereby, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Indenture Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding Indenture Securities of a series may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Indenture Securities of that series. Any resolution passed or decision taken at any meeting of holders of Indenture Securities of a series duly held in accordance with the Indenture will be binding on all holders of Indenture Securities of that series and any related coupons, whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding Indenture Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Indenture Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Indenture Securities of that series will constitute a quorum. (Section 1504)

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Indenture Securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding Indenture Securities affected thereby or of the holders of such

13

series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting; and (ii) the principal amount of the Outstanding Indenture Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture. (Section 1504)

Satisfaction and Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of Debt Securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest, if any, and any Additional Amounts with respect thereto, to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401)

The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series and any related coupons pursuant to Section 301 thereunder, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such Debt Securities and any related coupons (except for the obligations to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and any related coupons, to maintain an office or agency in respect of such Debt Securities and any related coupons, and to hold moneys for payment in trust) (“defeasance”) (Section 1402); or

•

to be released from its obligations under any covenant specified pursuant to Section 301 with respect to such Debt Securities and any related coupons, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities and any related coupons (“covenant defeasance”) (Section 1403), in either case upon the irrevocable deposit by us with the Trustee (or other qualifying trustee), in trust, of:

•	an amount in U.S. dollars;

•

Government Obligations (as defined below) applicable to such Debt Securities and coupons that through the payment of principal and interest in accordance with their terms will provide money in an amount; or

•

a combination thereof in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may only be established if, among other things, we have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under the first clause above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section 1404)

“Government Obligations” mean securities which are (i) direct obligations of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United

14

States, the payment of which are unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof. Government Obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from the amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt. (Section 101)

In the event we effect covenant defeasance with respect to any Debt Securities and any related coupons and such Debt Securities and coupons are declared due and payable because of the occurrence of any Event of Default other than the Events of Default described in the fourth and sixth bullet points under “— Events of Default” with respect to any covenant as to which there has been covenant defeasance, the amount of Government Obligations and funds on deposit with the Trustee will be sufficient to pay amounts due on such Debt Securities and coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and coupons at the time of the acceleration resulting from such Event of Default. In such case, we would remain liable to make payment of such amounts due at the time of acceleration.

The prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.

Book-Entry Debt Securities

Debt Securities of a series may be issued, in whole or in part, in global form (a “Global Security”) that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in the prospectus supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security will be made by us to the Trustee, and then by such Trustee to the depositary.

We anticipate that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, that such Global Securities will be registered in the name of DTC’s nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or holders thereof under the Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

If

•	DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;

15

•	we determine, in our sole discretion, not to have any Debt Securities represented by one or more Global Securities; or

•	an Event of Default under the Indenture has occurred and is continuing,

then we will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Debt Securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between its direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC rules applicable to its participants are on file with the SEC.

Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Debt Securities under DTC’s system must be made by or through direct participants, which will receive a credit for those Debt Securities on DTC’s records. The beneficial ownership interest of each actual purchaser of each Debt Security represented by a Global Security (“beneficial owner”) is in turn to be recorded on the records of the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Security representing Debt Securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners of a Global Security representing Debt Securities will not receive certificates representing their ownership interests in a Global Security, except in the event that use of the book-entry system for those Debt Securities is discontinued.

To facilitate subsequent transfers, all Global Securities representing Debt Securities deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co. (“Cede”), or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Global Securities representing the Debt Securities; DTC’s records reflect only the identity of the direct participants to whose accounts such Debt Securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

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Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices will be sent to DTC. If less than all of the Debt Securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.

Neither DTC nor Cede (nor any other nominee of DTC) will consent or vote with respect to the Global Securities representing Debt Securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts book-entry securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and dividend payments on the Global Securities representing the Debt Securities will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the Trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

If applicable, a beneficial owner will give notice of any option to elect to have its Debt Securities purchased or tendered, through its participant, to the Trustee, and will effect delivery of such Debt Securities by causing the direct participant to transfer the participant’s interest in the Global Security representing those Debt Securities, on DTC’s records, to the Trustee. The requirement for physical delivery of Debt Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Global Security representing those Debt Securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered Debt Securities to the Trustee’s account with DTC.

DTC may discontinue providing its services as depositary with respect to Debt Securities at any time by giving reasonable notice to us or the Trustee. Under those circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be direct participants in DTC.

None of any underwriter or agent, the Trustee, the Paying Agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

17

Resignation and Removal of Trustee

The Trustee may resign or be removed with respect to one or more series of Indenture Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608) In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities under the Indenture, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other such Trustee (Section 609), and any action described herein to be taken by the Trustee may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

The Trustee

We maintain ordinary banking relationships with an affiliate of U.S. Bank Trust Company, National Association, including credit facilities and lines of credit. U.S. Bank Trust Company, National Association also serves as trustee under the Indenture dated August 1, 1924, with respect to our First and Refunding Mortgage Bonds and under other indentures under which we or our affiliates are the obligor.

18

PLAN OF DISTRIBUTION

We may sell the Debt Securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

•	the terms of the offering of the Debt Securities;

•	the proceeds we will receive from the offering;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which we may list the Debt Securities.

We may distribute the Debt Securities from time to time in one or more transactions at:

•	a fixed price;

•	prices that may be changed;

•	market prices at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We will describe the method of distribution in the relevant prospectus supplement.

If we use underwriters with respect to an offering of the Debt Securities, we will set forth in the relevant prospectus supplement:

•	the name of the managing underwriter, if any;

•	the names of any other underwriters; and

•	the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

The underwriters will acquire any Debt Securities for their own accounts and they may resell the Debt Securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any Debt Securities will:

•

entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;

•	subject the obligations of the underwriters to certain conditions precedent; and

•	obligate the underwriters to purchase all Debt Securities offered in a particular offering if any such Debt Securities are purchased.

If we use a dealer in an offering of the Debt Securities, we will sell such Debt Securities to the dealer, as principal. The dealer may then resell the Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the relevant prospectus supplement.

19

If we use an agent in an offering of the Debt Securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the relevant prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

Dealers and agents named in a prospectus supplement may be considered underwriters of the Debt Securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act.

If underwriters are used in the sale, to facilitate the offering of Debt Securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such Debt Securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in such Debt Securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of such Debt Securities, the underwriters may bid for, and purchase, such Debt Securities in the open market. Finally, in any offering of Debt Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such Debt Securities in the offering, if the syndicate repurchases previously distributed Debt Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of such Debt Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

We may solicit offers to purchase the Debt Securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement. We may also sell the Debt Securities through competitive bidding procedures described in the relevant prospectus supplement.

If we authorize underwriters or other agents to solicit offers to purchase the Debt Securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement.

Each series of Debt Securities will be a new issue and will have no established trading market. We may elect to list any series of new Debt Securities on an exchange, but unless we advise you differently in the relevant prospectus supplement, we have no obligation to cause any Debt Securities to be so listed. Any underwriters that purchase Debt Securities for public offering and sale may make a market in the Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the development or maintenance of, any trading markets for any Debt Securities.

We will estimate our expenses associated with any offering of Debt Securities in the relevant prospectus supplement.

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LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the Debt Securities will be passed upon for us by Tamara L. Linde, Esquire, our Executive Vice President and General Counsel, or John C. Walmsley, Esquire, Associate Counsel of our affiliate, PSEG Services Corporation. Sidley Austin LLP, New York, New York, will act as counsel for any underwriters, dealers or agents and may rely on the opinion of Ms. Linde or Mr. Walmsley as to matters of New Jersey law. Ms. Linde and Mr. Walmsley each beneficially owns or has rights to acquire an aggregate of less than 0.01% of PSEG’s common stock. Sidley Austin LLP has from time to time represented, and continues to represent, PSE&G and its affiliates in connection with certain unrelated legal matters.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from PSE&G’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

SEC registration fee	$	*
Printing		**
Legal fees and expenses		**
Fees of accountants		**
Fees of trustees		**
Blue sky fees and expenses		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Under Section 14A:3-5 of the New Jersey Business Corporation Act, PSE&G:

(1) has power to indemnify each of its directors and officers (as well as its employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer, other than a proceeding by or in the right of PSE&G, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to PSE&G’s best interest, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

(2) has power to indemnify each of its directors and officers against expenses in connection with any proceeding by or in the right of PSE&G to procure a judgment in its favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PSE&G; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to PSE&G, unless and only to the extent that the court determines that the director or officer is fairly reasonably entitled to indemnity for such expenses as the court shall deem proper;

(3) must indemnify each director and officer against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

(4) has power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not PSE&G would have the power to indemnify him against such expenses and liabilities under the statute.

As used in the statute, expenses means reasonable costs, disbursements and counsel fees, liabilities means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, and proceeding means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

Indemnification may be awarded by a court under (1) or (2) as well as under (3) above, notwithstanding a prior determination by PSE&G that the director or officer has not met the applicable standard of conduct.

Indemnification under the statute does not exclude any other rights to which a director or officer may be entitled under a certificate of incorporation, by-law, or otherwise.

Article VI, Section 1 of PSE&G’s Certificate of Amendment of Certificate of Incorporation provides as follows:

1. Indemnification:

The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any PSE&G subsidiary as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

Article VI, Section 5 of PSE&G’s Certificate of Amendment of Certificate of Incorporation provides as follows:

2. Limitation of Liability:

To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

Each form of underwriting agreement and distribution agreement between PSE&G and the underwriters or agents, as applicable, contains a provision under which each underwriter or agent agrees to indemnify the directors of PSE&G and each of its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 from information furnished to PSE&G in writing by or on behalf of such underwriter or agent.

The directors and officers of PSE&G are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and PSE&G is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by PSE&G.

Item 16.	Exhibits.

Exhibit

1-1	Form of Underwriting Agreement for First and Refunding Mortgage Bonds.[1]

1-2	Form of Distribution Agreement for Secured Medium-Term Notes.[1]

1-3	Form of Underwriting Agreement for Senior Debt Securities.[1]

4-1	Indenture between PSE&G and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association, as successor to Fidelity Union Trust Company), as Trustee, dated August 1, 1924, securing First and Refunding Mortgage Bonds.2(P)

4-2	Indenture Supplemental to Exhibit 4-1, dated June 1, 1937.3(P)

Exhibit

4-3	Indenture Supplemental to Exhibit 4-1, dated July 1, 1937.4(P)

4-4	Indenture Supplemental to Exhibit 4-1, dated June 1, 1991 (No. 1).5(P)

4-5	Indenture Supplemental to Exhibit 4-1, dated August 1, 2004 (No. 4).[6]

4-6	Indenture Supplemental to Exhibit 4-1, dated April 1, 2007.[7]

4-7	Indenture Supplemental to Exhibit 4-1, dated November 1, 2009.[8]

4-8	Indenture Supplemental to Exhibit 4-1, dated May 1, 2012.[9]

4-9	Indenture Supplemental to Exhibit 4-1, dated May 1, 2013.[10]

4-10	Indenture Supplemental to Exhibit 4-1, dated August 1, 2014.[11]

4-11	Indenture Supplemental to Exhibit 4-1, dated May 1, 2015.[12]

4-12	Indenture Supplemental to Exhibit 4-1, dated September 1, 2016.[13]

4-13	Indenture Supplemental to Exhibit 4-1, dated April 1, 2018.[14]

4-14	Indenture Supplemental to Exhibit 4-1, dated December 1, 2019.[15]

4-15	Indenture Supplemental to Exhibit 4-1, dated March 1, 2022.[16]

4-16	Form of New Supplemental Indenture.

4-17	Indenture of Trust dated as of July 1, 1993 between PSE&G and The Bank of New York Mellon (successor to The Chase Manhattan Bank (National Association)), as Trustee, providing for Secured Medium-Term Notes.17(P)

4-18	Indenture dated as of December 1, 2000 between PSE&G and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association, as successor to First Union National Bank), as Trustee, providing for Senior Debt Securities.[18]

4-19	Form of First and Refunding Mortgage Bond (included as an exhibit to Exhibit 4-16).

4-20	Form of Secured Medium-Term Note

4-21	Form of Senior Debt Security.

5	Opinion of John C. Walmsley, Esquire.

23-1	Consent of Independent Registered Public Accounting Firm.

23-2	Consent of John C. Walmsley, Esquire (included in Exhibit 5).

23-3	Consent of Ballard Spahr LLP.

24	Power of Attorney.

25-1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee under the Public Service Electric and Gas Company First and Refunding Mortgage, dated as of August 1, 1924.

25-2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Public Service Electric and Gas Company Indenture, dated as of July 1, 1993.

25-3	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust Company, National Association, as Indenture Trustee under the Public Service Electric and Gas Company Indenture for Senior Debt Securities.

107	Calculation of Filing Fee Table.

1	To be filed by amendment or pursuant to a Current Report on Form 8-K, if applicable.

2	Filed as Exhibit 4b(1) with Annual Report on Form 10-K for the year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.
3	Filed as Exhibit 4b(3) with Annual Report on Form 10-K for the year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.
4	Filed as Exhibit 4b(4) with Annual Report on Form 10-K for the year ended December 31, 1980, File No. 001-00973, on February 18, 1981 and incorporated herein by this reference.
5	Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on June 1, 1991 and incorporated herein by this reference.
6	Filed as Exhibit 4a(28) with Annual Report on Form 10-K for the year ended December 31, 2004, File No. 001-00973, on March 1, 2005 and incorporated herein by this reference.
7	Filed as Exhibit 4a(28) with Annual Report on Form 10-K for the year ended December 31, 2007, File No. 001-00973, on February 28, 2008 and incorporated herein by this reference.
8	Filed as Exhibit 4a(30) with Annual Report on Form 10-K for the year ended December 31, 2009, File No. 001-00973, on February 25, 2010 and incorporated herein by this reference.
9	Filed as Exhibit 4a(32) with Annual Report on Form 10-K for the year ended December 31, 2012, File No. 001-00973, on February 26, 2013 and incorporated herein by this reference.
10	Filed as Exhibit 4 with Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, File No. 001-00973, on July 30, 2013 and incorporated herein by this reference.
11	Filed as Exhibit 4a(22) with Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, File No. 001-00973, on October 30, 2014 and incorporated herein by this reference.
12	Filed as Exhibit 4a(23) with Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, File No. 001-00973, on July 31, 2015 and incorporated herein by reference.
13	Filed as Exhibit 4a(14) with Annual Report on Form 10-K for the year ended December 31, 2016, File No. 001-00973, on February 27, 2017 and incorporated herein by reference.
14	Filed as Exhibit 4a(15) with Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, File No. 001-00973, on April 30, 2018, and incorporated herein by reference.
15	Filed as Exhibit 4a(15) with Annual Report on Form 10-K for the year ended December 31, 2019, File No. 001-00973, on February 26, 2020 and incorporated herein by reference.
16	Filed as Exhibit 4a(15) with Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, File No. 001-00973, on May 3, 2022, and incorporated herein by reference.
17	Filed as Exhibit 4 with Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.
18	Filed as Exhibit 4-6 to Registration Statement on Form S-3, No. 333-76020, filed on December 27, 2001, and incorporated herein by this reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Public Service Electric and Gas Company, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 13th day of November, 2023.

Public Service Electric and Gas Company

By:	/s/ Bradford D. Huntington
Bradford D. Huntington
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has also been signed by the following persons in the capacities indicated on November 13, 2023.

Name	Capacity

/s/ Ralph LaRossa Ralph LaRossa	Chair of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Daniel J. Cregg Daniel J. Cregg	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Rose M. Chernick Rose M. Chernick	Vice President and Controller (Principal Accounting Officer)

* Barry H. Ostrowsky	Director

* Susan Tomasky	Director

*By	/s/ Bradford D. Huntington
Bradford D. Huntington
Attorney-in-Fact